Exhibit 99.1

AMERICAN VANGUARD CORPORATION

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made as of March 9, 2018, between American Vanguard Corporation, a Delaware corporation (the “Company”) whose headquarters is located at 4695 MacArthur Court, Suite 1200, Newport Beach, CA 92660, and [FULL NAME] (“Employee”), an individual.

Whereas, the Company is permitted to make awards of restricted stock to its employees pursuant to the terms of the American Vanguard Corporation Amended and Restated 1994 Stock Incentive Plan (the “Stock Incentive Plan”);

Whereas the Board of Directors of the Company, by written consent dated March 9, 2018, has approved an award of restricted stock to Employee, subject to the terms of the Stock Incentive Plan, and the Company and Employee desire to enter into an agreement pursuant to which the Company shall award [SHARES] (X,XXX) shares of the Company’s Common Stock, par value $0.10 per share which is subject to the restrictions hereunder. All of such shares of common stock awarded hereunder to Employee are referred to herein as “Restricted Stock”. Certain definitions are set forth in paragraph 7 of this Agreement;

Now, therefore, in consideration for the mutual premises herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Award of Restricted Stock.

(a) Subject to (i) the terms and conditions of the Stock Incentive Plan and (ii) the execution and delivery of this Agreement, the Company shall award to Employee and Employee shall receive [SHARES] (X,XXX) shares of Restricted Stock.

(b) In connection with the award of the Restricted Stock hereunder, Employee represents and warrants to the Company that:

(i) The Restricted Stock to be acquired by Employee pursuant to this Agreement shall be acquired for Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Restricted Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Restricted Stock and has had full access to such other relevant information concerning the Company as requested.

(iii) This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject.

(iv) Employee has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which Employee is a party or by which Employee is bound. Employee agrees to notify the Company’s Board of Directors (the “Board”) of any matter which, to Employee’s knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

(c) As an inducement to the Company to issue the Restricted Stock to Employee, as a condition thereto, Employee acknowledges and agrees that neither the issuance of the Restricted Stock to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Employee’s employment at any time.

2. Vesting of Restricted Stock. One hundred percent (100%) of the Restricted Stock shall vest on the [year#] anniversary of the date of award, that is, on [Month, Day], [Year] (the “Vesting Date”), provided that Employee remains a full-time employee of the Company or an affiliate of the Company as of the Vesting Date.

On the Vesting Date, the Employee may either (i) sell all or a portion of the shares, (ii) retain the shares in their account with the third party stock option administrator (which at the time of this award is Bank of America Merrill Lynch), or (iii) transfer the shares to a brokerage account or the transfer agent.

3. Forfeiture. Except to the extent otherwise expressly provided to the contrary in section 4 below, if Employee ceases to be a full-time employee of the Company for any reason (including, without limitation, termination for cause, termination without cause, death, disability, retirement, or resignation for any reason) prior to the Vesting Date, then the unvested Restricted Stock shall be forfeited immediately.

4. Change of Control. In the event of any Change of Control, whether the consideration therefor is cash, securities or a combination thereof, all Restricted Stock shall be deemed to have become fully vested immediately prior to the date of such Change of Control.

5. Restrictions on Transfer. Employee shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Restricted Stock prior to vesting thereof, other than (i) by will or the laws of descent and distribution or to an Employee’s family member by gift or a qualified domestic relations order as defined by the Internal Revenue Code, (ii) in connection with a Change of Control or (iii) as permitted by the Committee, as defined under the Stock Incentive Plan. All provisions of this Agreement shall in any event continue to apply to any shares of Restricted Stock transferred as permitted by this Section 5, and any transferee of any such shares of Restricted Stock shall be bound by all provisions of this Agreement as and to the same extent as the Employee; provided, that in any event such restrictions shall terminate upon a Change of Control except to the extent of any restrictions on transfer applicable to Restricted Stock of the surviving entity received in exchange for or upon conversion of Restricted Stock granted pursuant to this Agreement in connection with such Change of Control

6. Definitions.

“Board” means the Company’s Board of Directors.

“Change of Control” means the occurrence of one of the following events:

(a) the acquisition by any Person (as hereinafter defined) of 50% or more of the outstanding Common Stock of the Company (the “Outstanding Company Stock”), provided that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company, or (iii) a Non-Qualifying Business Combination (as hereinafter defined); or

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as hereinafter defined) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such

Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a “Non-Qualifying Business Combination”); or

(c) individuals who, as of the effective date or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the “Base Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this definition, any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred with respect to an Award if (i) a participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (ii) the participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above in this paragraph, or (iii) treatment of an event which is otherwise a Change of Control under this section with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409(A) of the Code.

For purposes of this definition of Change of Control “Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, government agency (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Restricted Stock” shall continue to be Restricted Stock in the hands of any holder other than Employee (except for the Company and except for transferees in a Change of Control), and except as otherwise provided herein, each such other holder of Restricted Stock shall succeed to all rights and obligations attributable to Employee as a holder of Restricted Stock hereunder. Restricted Stock shall also include shares of the Company’s capital stock issued with respect to Restricted Stock by way of a stock split, stock dividend or other recapitalization. However, until fully vested, Restricted Stock shall not entitle the holder to either i) voting rights, or ii) cash dividends.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

7. Notices. Any notice provided for in this Agreement must be in writing and must be either (i) personally delivered, (ii) mailed by first class mail (postage prepaid and return receipt requested), (iii) sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or (iv) sent via email in which case, acknowledgement of receipt shall constitute receipt.

To the Company:

American Vanguard Corporation

4695 MacArthur Court, Suite 1200

Newport Beach, CA 92660

Attn: Timothy J. Donnelly

CAO, General Counsel & Secretary

timd@amvac-chemical.com

To Employee:

[Email address]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

8. General Provisions.

(a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Restricted Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Restricted Stock as the owner of such stock for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, taken together with the Stock Incentive Plan, embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts/Facsimile. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Further, this Agreement may be executed manually and executed pages transmitted via facsimile, pdf file or through email confirmation sent by employee, in which case such facsimile, pdf file or email confirmation shall be deemed to be an original signature.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company, and their respective successors and assigns (including subsequent holders of Restricted Stock); provided that the rights and obligations of Employee under this Agreement shall not be assignable except in connection with a permitted transfer of Restricted Stock hereunder.

(f) Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

(g) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Employee.

(i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief Employee office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

AMERICAN VANGUARD CORPORATION

By:
Timothy J. Donnelly
CAO, General Counsel and Secretary

EMPLOYEE

By:
As an Individual

Name: [FULL NAME]